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                                                                    Exhibit 24.1

                       PENNSYLVANIA POWER & LIGHT COMPANY

                     ISSUANCE OF TRUST PREFERRED SECURITIES


                               POWER OF ATTORNEY
                               -----------------


     The undersigned directors of Pennsylvania Power & Light Company, a Pennsylvania corporation, hereby appoint William F. Hecht, Ronald E. Hill and Robert J. Grey their true and lawful attorney, and each of them their true and lawful attorney, with power to act without the other and with full power of substitution and resubstitution, to execute for the undersigned directors and in their names to file with the Securities and Exchange Commission, Washington, D.C., under provisions of the Securities Act of 1933, as amended, a registration statement or registration statements for the registration under provisions of the Securities Act of 1933, as amended, and any other rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, of either (i) not in excess of $150 million of Trust Preferred Securities of PP&L Capital Trust II, a special purpose Delaware trust formed by Pennsylvania Power & Light Company, as well as the underlying Subordinated Debentures and Guarantees of Pennsylvania Power & Light Company, or (ii) $150 million of such Subordinated Debentures alone (including in both cases any registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which increases said amount to the extent permitted by any such Rule); and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter any such registration statement or registration statements, or add or withdraw any
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exhibits or schedules to be filed therewith and any and all instruments in connection therewith. The undersigned hereby grant to said attorneys and each of them full power and authority to do and perform in the name of and on behalf of the undersigned, and in any and all capabilities, any act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might do, hereby ratifying and approving the acts of said attorneys and each of them.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 19th day of May, 1997.

___________________________L.S.    ____________________L.S.
Frederick M. Bernthal               William F. Hecht


___________________________L.S.    ____________________L.S.
E. Allen Deaver                     Stuart Heydt


___________________________L.S.    ____________________L.S.
Nance K. Dicciani                   Clifford L. Jones


___________________________L.S.    ____________________L.S.
William J. Flood                    Ruth Leventhal


___________________________L.S.    ____________________L.S.
Elmer D. Gates                      Frank A. Long


___________________________L.S.    ____________________L.S.
Derek C. Hathaway                   Norman Robertson